UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2010

DRAGON PHARMACEUTICAL INC.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	0-27937 (Commission File Number)	65-0142474 (IRS Employer Identification No.)

650 West Georgia Street, Suite 310 Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 4N9 (Zip Code)

(604) 669-8817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On July 20, 2010, Dragon Pharmaceutical Inc. (the “Company”) held a special meeting of shareholders to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 26, 2010, by and among the Company, Chief Respect Limited, a Hong Kong corporation (“Parent”), Datong Investment Inc., a Florida corporation and subsidiary of Chief Respect Limited (“Datong Investment”), and Mr. Yanlin Han (the “Merger Agreement”),  pursuant to which Datong Investment  will merge with and into the Company and each holder of Company’s shares of common stock, excluding Mr. Han,  will receive $0.82 per share.  Under Florida law, the adoption of the Merger Agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date.  In addition, under the rules adopted by the Ontario Securities Commission, the Merger Agreement must be approved by holders of common stock representing a majority of the shares of outstanding common stock excluding shares of common stock owned by Mr. Han.

The Merger Agreement contemplates that Datong Investment will merge with and into the Company, with the Company continuing as the surviving corporation of the merger.  The shares of common stock of the Company held by Mr. Han prior to the merger will remain issued and outstanding after the merger and will not be affected by the merger.  Following the merger, Dragon will become a subsidiary of the Parent, and the Parent and Mr. Han will be the shareholders of the surviving corporation.  The Merger Agreement was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 28, 2010 (“Definitive Proxy Statement”) and the more detailed summary of the material terms of the Merger Agreement is provided in the Definitive Proxy Statement. That summary is incorporated by reference herein.

As of May 28, 2010, which was the record date for determining who is entitled to vote at the special meeting, there were 68,566,418 shares of our common stock issued and outstanding. A quorum was present at the special meeting.

The proposal to adopt the Merger Agreement was approved by the Company’s shareholders holding approximately 90.7% of the outstanding shares.  The results of the vote on this proposal were:

For	Against	Abstain
62,208,623	885,064	0

In addition, under the rules adopted by the Ontario Securities Commission, the proposal to adopt the Merger Agreement was approved by the shareholders holding a majority of the outstanding shares excluding Mr. Han.  Shareholders holding 34,059,538 of the outstanding shares representing approximately 79% of the majority of the outstanding shares of common stock excluding Mr. Han approved the Merger Agreement.

Item 8.01                           Other Events.

In connection with the special meeting of shareholders disclosed under Item 5.07 of this Form 8-K, on July 20, 2010, the Company issued a press release announcing that, at a special meeting of the Company’s shareholders held on July 20, 2010, the Company’s shareholders voted to approve the Merger Agreement pursuant to which Datong Investment  with and into the Company pursuant to the Merger Agreement.  The merger is expected to be consummated on or about July 22, 2010, subject to the satisfaction of customary closing conditions.  As a result of the merger, the Company will cease to be quoted on the OTCBB and traded on TSX effective as of the close of business on or about July 22, 2010.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated July 20, 2010, titled “Dragon Pharma Shareholders Approve Merger and Seek Termination of Listing on OTCBB and TSX”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON PHARMACEUTICAL INC.,
a Florida Corporation

Dated:  July 20, 2010                                                             /s/ Maggie Deng
Maggie Deng
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.                                Description

99.1	Press release dated July 20, 2010, titled “Dragon Pharma Shareholders Approve Merger and Seek Termination of Listing on OTCBB and TSX”